ACCUMULATOR (NQ)
                                      DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.


OWNER:         JOHN DOE

ANNUITANT:     JOHN DOE                   Age:  60                    Sex:  Male

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 6725

CERTIFICATE NUMBER:              00000

    ENDORSEMENTS ATTACHED:  Minimum Income Benefit Endorsement
                            Endorsement Applicable to Non-Qualified Certificates Endorsement Applicable to Market Value Adjustment
                              Terms
                            Rider to Endorsement Applicable to Market Value
                              Adjustment Terms

     ISSUE DATE:              February 1, 2000

     CONTRACT DATE:           February 1, 2000

     ANNUITY COMMENCEMENT DATE:  February 1, 2030

     THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.
     The Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday.

GUARANTEED BENEFITS:   Combined Guaranteed Minimum Income Benefit and
                       Guaranteed Minimum Death Benefit (5% Roll Up to Age 80)

BENEFICIARY:  JANE DOE


No. 94ICIA                         Data page 1                            (2/00)

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DATA PAGES (CONT'D)


PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):            $10,000.00

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o  Alliance Conservative Investors Fund
o  Alliance Growth Investors Fund
o  Alliance Growth & Income Fund
o  Alliance Common Stock Fund
o  Alliance Global Fund
o  Alliance International Fund
o  Alliance Aggressive Stock Fund
o  Alliance Small Cap Growth Fund
o  Alliance Money Market Fund                                   $2,500.00
o  Alliance Intermediate Government Securities Fund
o  Alliance High Yield Fund
o  BT Equity 500 Index Fund
o  BT Small Company Index Fund
o  BT International Equity Index Fund
o  Capital Guardian Research Fund
o  Capital Guardian U.S. Equity Fund
o  EQ/Alliance Premier Growth Fund
o  EQ/Evergreen Fund
o  EQ/Evergreen Foundation Fund
o  EQ/Putnam Balanced Fund
o  EQ/Putnam Growth & Income Value Fund
o  MFS Emerging Growth Companies Fund
o  MFS Growth with Income Fund
o  MFS Research Fund                                            $2,500.00
o  Merrill Lynch Basic Value Equity Fund
o  Merrill Lynch World Strategy Fund                            $2,500.00
o  Morgan Stanley Emerging Markets Equity Fund
o  T. Rowe Price Equity Income Fund
o  T. Rowe Price International Stock Fund
o  Warburg Pincus Small Company Value Fund                      $2,500.00
O  GUARANTEE PERIODS (CLASS II)
     EXPIRATION DATE AND GUARANTEED RATE
     February 15, 2001
     February 15, 2002
     February 15, 2003
     February 15, 2004
     February 15, 2005
     February 15, 2006
     February 15, 2007
     February 15, 2008
     February 15, 2009
     February 15, 2010
                                        ----------------------------------------
                                               Total:         $10,000.00

No. 94ICIA                         Data page 2                            (2/00)

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DATA PAGES (CONT'D)


Investment Options shown are Investment Funds of our Separate Account No. 45 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):  Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01): Not available under this Certificate

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean generally any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Except as indicated below, your initial and any subsequent Contributions are allocated according to your instructions.

If you selected Principal Assurance a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. (See Data pages, Part C; Allocation Restrictions)

CONTRIBUTION LIMITS (SEE SECTION 3.02): Initial Contribution minimum: $5,000. Subsequent Contribution minimum: $1,000. Subsequent Contributions can be made at any time up until the Annuitant attains age 84. We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken; Systematic Withdrawals - Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

No. 94ICIA                      Data page 3                               (2/00)

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DATA PAGES (CONT'D)


WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Systematic Withdrawals - May not start sooner than 28 days after issue of this Certificate. You may elect to receive Systematic Withdrawals on a monthly, quarterly or annual basis subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually of the Annuity Account Value as of the Transaction Date.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000; Systematic Withdrawals minimum - $250.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below.

Guaranteed Minimum Death Benefit

5% to Age 80 Roll Up - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited each day with interest at an annual effective rate of 5% (3% for amounts in the Alliance Money Market Fund, Alliance Intermediate Government Securities Funds, and the Guarantee Periods) through the Annuitant's age 80 (or at the Annuitant's death, if earlier) and 0% thereafter. The Guaranteed Minimum Death Benefit is also adjusted for any subsequent Premiums, transfers into the Investment Funds, and transfers and withdrawals from such Funds.

EFFECT OF WITHDRAWALS OR TRANSFERS UNDER ROLL-UP OPTION:

The current Guaranteed Minimum Death Benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals and transfers in any Contract Year is 5% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal or transfer is made that causes cumulative withdrawals and transfers in a Contract Year to exceed 5% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal or transfer and any subsequent withdrawals and transfers in that Contract Year will cause a pro rata reduction to occur.

SUCCESSOR OWNER/ANNUITANT:

If the Successor Owner/Annuitant option is elected and exercised, upon the Annuitant's death the Annuity Account Value will be increased to the then current Guaranteed Minimum Death Benefit if such amount is greater. The increase, if any, will be allocated in accordance with the current

No. 94ICIA                      Data page 4                               (2/00)

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DATA PAGES (CONT'D)


instructions on file. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we will use the age (as of the Processing Date) of the Successor Owner/Annuitant.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  Life Annuity 10 Year Period Certain

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST  RATE TO BE APPLIED IN ADJUSTING  FOR  MISSTATEMENT  OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

GUARANTEED MINIMUM INCOME BENEFIT (SEE SECTION 7.08): The Annuitant may apply the Annuity Account Value during the period of time indicated below to purchase a minimum amount of guaranteed lifetime income under our fixed Life Annuity payout option. The Life Annuity payout option provides annuity payments while the Annuitant is living. Payments end with the last payment made before the Annuitant's death. The following paragraphs describe the conditions for exercise of the Guaranteed Minimum Income Benefit.

The Guaranteed Minimum Income Benefit is available only if it is exercised within 30 days following the 10th or later Contract Date anniversary under this Contract. However, it may not be exercised later than the Annuitant's age 85.

On the Transaction Date that the Annuitant exercises the Guaranteed Minimum Income Benefit, the annual lifetime income that will be provided under the fixed Life Annuity payout option will be the greater of (i) the Guaranteed Minimum Income Benefit, and (ii) the amount of income that would be provided by application of the Annuity Account Value as of the Transaction Date at our then current annuity purchase factors.

Guaranteed Minimum Income Benefit Benefit Base - Guaranteed Minimum Income Benefit benefit base is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited each day with interest at an annual effective rate of 5% (3% for amounts in the Alliance Money Market Fund, Alliance Intermediate Government Securities Funds, and the Guarantee Periods) through the Annuitant's age 80 (or at the Annuitant's death, if earlier) and 0% thereafter. The Guaranteed Minimum Income Benefit benefit base is also adjusted for any subsequent Contributions, transfers into the Investment Funds, and transfers and withdrawals from such Funds.

The Guaranteed Minimum Income Benefit benefit is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed

No. 94ICIA                       Data page 5                              (2/00)

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DATA PAGES (CONT'D)


minimum annuity purchase factors are based on (i) interest at 2.5% and (ii) mortality tables that assume increasing longevity.

The Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the Guaranteed Minimum Income Benefit.

WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Corridor Amount as discussed in Section 8.01 or, if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                                   Current and Maximum
                                                      Percentage of
              Contract Year                           Contributions
              -------------                           -------------
                    1                                     7.00%
                    2                                     6.00%
                    3                                     5.00%
                    4                                     4.00%
                    5                                     3.00%
                    6                                     2.00%
                    7                                     1.00%
               8 and later                                0.00%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): 15% of Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

Withdrawals in excess of the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

No. 94ICIA                       Data page 6                              (2/00)

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DATA PAGES (CONT'D)


NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1. the Annuitant has qualified to receive Social security disability benefits as certified by the Social Security Administration; or
2. we receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or
3. the Annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all the following:
    o its main function is to provide skilled, intermediate or custodial nursing care;
    o  it provides continuous room and board to three or more persons;
    o  it is supervised by a registered nurse or practical nurse;
    o  it keeps daily medical records of each patient;
    o  it controls and records all medications dispensed; and
    o  its primary service is other than to provide housing for residents.
4. the Successor Owner/Annuitant option is elected and exercised, and the Successor Owner/ Annuitant withdraws contributions made by Annuitant, prior to the Annuitant's death.

The withdrawal charge will apply with respect to a Contribution if the condition as described above existed at the time the Contribution was remitted or if the condition began within the 12 month period following remittance (excluding the 4th listed exemption).

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

     (a) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge: For providing the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit we will deduct annually on each Processing Date an amount equal to 0.30% of the Guaranteed Minimum Income Benefit benefit base (described above) in effect on such Processing Date. 0.30% is the maximum we will charge.

     (b) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charges will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

No. 94ICIA                       Data page 7                              (2/00)

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NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
                Current and Maximum        Annual rate of 1.10% (equivalent to a
                                           daily rate of 0.003032%).

Administration Charge:
                Current and Maximum        Annual rate of 0.25% (equivalent to a
                                           daily rate of 0.000692%). We reserve
                                           the right to increase this charge to
                                           an annual rate of 0.35%.
Distribution Charge:
                Current and Maximum        Annual rate of 0.20% (equivalent to a
                                           daily rate of 0.000556%).

No. 94ICIA                       Data page 8                              (2/00)

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DATA PAGES (CONT'D)


PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
          MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If the Annuitant is age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on the attained age of the Annuitant (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.

No. 94ICBMVA                       Data page 9                            (2/00)

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                        Guaranteed Minimum Income Benefit
                       Table of Guaranteed Minimum Annuity
                                Purchase Factors
                         For Initial Level Annual Income
                               Single Life - Male


            Election Age                                   Purchase Factors
            -----------                                   ----------------
                60                                              5.15%
                61                                              5.26
                62                                              5.38
                63                                              5.51
                64                                              5.64
                65                                              5.79
                66                                              5.94
                67                                              6.10
                68                                              6.27
                69                                              6.45
                70                                              6.64
                71                                              6.84
                72                                              7.06
                73                                              7.28
                74                                              7.51
                75                                              7.76
                76                                              8.03
                77                                              8.31
                78                                              8.61
                79                                              8.93
                80                                              9.27
                81                                              9.64
                82                                             10.02
                83                                             10.43
                84                                             10.87
                85                                             11.34

           Interest Basis:           2.5% Non-participating

           Mortality:                1983 Individual Annuity Mortality Table "a"
                                     for Male projected with modified Scale G.

Factors required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.

No. 94ICIA                                                                (2/00)